                                                               EXHIBIT 99.P(xix)

                        NISA INVESTMENT ADVISORS, L.L.C.
                                CODE OF ETHICS*
                      STANDARDS OF PROFESSIONAL CONDUCT**

I.    COMPLIANCE WITH GOVERNING LAWS AND REGULATIONS AND THIS CODE OF ETHICS

            A.    PROHIBITION AGAINST ASSISTING LEGAL AND ETHICAL VIOLATIONS

                  All employees shall seek to understand and comply with all provisions of the federal securities laws and rules thereunder and the rules governing the employee's Professional Activities. The employee shall not knowingly participate in, or assist, any acts in violation of any applicable law, rule, or regulation of any government, governmental agency or department, or regulatory organization governing his professional, financial, or business activities, nor any act which would violate any provision of this Code of Ethics. In the event of conflict or inconsistency, the employee must comply with the more strict law, rule, regulation or code. The employee has a duty to report any violation by any person of this Code of Ethics to the Legal/Compliance Group.

            B.    PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION

                  The employee shall comply with all laws and regulations relating to the use and communication of material nonpublic information. The employee's duty is generally defined as to not trade while in possession of, nor communicate, material nonpublic information in breach of a duty, or if the information is misappropriated.

                  For more information about material nonpublic information see Insider Trading Detection and Prevention, Section B of this Code of Ethics.

            C.    RESPONSIBILITIES OF SUPERVISORS

                  An employee with supervisory responsibility shall exercise reasonable supervision over those subordinate employees subject to his control, to prevent and detect any violation by such persons of applicable statutes, regulations, or provisions of this Code of Ethics.

II.   INVESTMENT RECOMMENDATIONS AND ACTIONS

            A.    REASONABLE BASIS AND REPRESENTATIONS

                  The employee shall exercise diligence and thoroughness in making an investment recommendation to others or in taking an investment action for others. The employee shall have a reasonable and adequate basis for such recommendations and actions, supported by appropriate research and investigation. The employee

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* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

** Adapted from the Association for Investment Management and Research Standards of Professional Conduct, as amended and restated May 1999.

Section II.                        Code of Ethics
                        A. Standards of Professional Conduct              Page 1
                  shall make reasonable and diligent efforts to avoid any material misrepresentation in any investment recommendation. The employee shall maintain appropriate records to support the reasonableness of such recommendations and actions.

            B.    PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS

                  The employee shall, when making an investment recommendation or taking an investment action for a specific portfolio or client, consider its appropriateness and suitability for such portfolio or client. In considering such matters, the employee shall take into account:

                        1.    the needs and circumstances of the client,

                        2. the basic characteristics of the investment involved, and

                        3. the basic characteristics of the total NISA managed portfolio. The employee shall use reasonable judgment to determine the applicable relevant factors.

                  The employee shall distinguish between facts and opinions in the presentation of investment recommendations.

                  Subject to the other policies contained in this manual, the employee shall disclose to clients and prospective clients the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients any changes that might significantly affect those processes.

            C.    PROHIBITION AGAINST PLAGIARISM

                  The employee shall not, when presenting material to NISA, associates, customers, clients, or the general public, copy or use in substantially the same form material prepared by other persons without acknowledging its use and identifying the name of the author or publisher of such material. The employee may, however, use without acknowledgment factual information published by recognized financial and statistical reporting services or similar sources.

              D.  PROHIBITION AGAINST MISREPRESENTATION OF SERVICES

                  The employee shall not make any statements, orally or in writing, which misrepresent (1) the services that the employee or NISA is capable of performing for the client, (2) the qualifications of such employee or NISA, (3) the expected performance of any investment, or (4) any other aspect relating to any professional activities.

                  The employee shall not make, orally or in writing, explicitly or implicitly, any assurances about or guarantees of any investment or its return except communication of accurate information as to the terms of the investment instrument and the issuer's obligations under the instrument.

Section II.                        Code of Ethics
                        A. Standards of Professional Conduct              Page 2

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                  All non-routine written communication to a client, prospective client or consultant must be pre-approved by the President, Legal Officer, or Chief Compliance Officer. For more information, see NISA's Correspondence and Verbal Communications Policy.

            E.    PERFORMANCE PRESENTATION STANDARDS

                  The employee shall not make any statements, oral or written, which misrepresent the investment performance that the employee or NISA has accomplished or can reasonably be expected to achieve.

                  If an employee communicates directly or indirectly performance information ("Performance Information") to a client, prospective client or consultant, the employee shall make every reasonable effort to assure that such Performance Information is a fair, accurate and complete presentation of such performance. Performance Information may not be sent to a prospective client or consultant without the prior approval of the President.

                  Subject to other policies contained in this manual, an employee presenting Performance Information may use the following legend on the Performance Information presentation, but only if the employee has made every reasonable effort to assure that such presentation is in compliance with the Performance Standards in all material respects:

                        This Report has been prepared and presented in compliance with the Performance Presentation Standards of the Association for Investment Management and Research, the U.S. and Canadian version of the Global Investment Performance Standards.

                  For more information about reporting requirements, see the Performance Reporting section of NISA's Correspondence and Verbal Communications Policy.

            F.    FAIR DEALING WITH CUSTOMERS AND CLIENTS

                  The employee shall act in a manner consistent with his obligation to deal fairly with all customers and clients when
                  (1) disseminating investment recommendations, (2) disseminating material changes in prior investment advice, (3) taking investment action, or (4) engaging in other professional activities.

            G.    MARKET MANIPULATION

                  The employee shall not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III.  PRIORITY OF TRANSACTIONS

                  The employee shall conduct himself in such a manner that transactions for his customers, clients and NISA have priority over personal security transactions so that such transactions do not operate adversely to customer, client and NISA interests. NISA has implemented a Personal Securities Transactions Policy

Section II.                        Code of Ethics
                        A. Standards of Professional Conduct              Page 3

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                  which applies to all employees. The policy covers (i) an
                  employee's trading of securities for accounts other than those of NISA's clients, and (ii) trading by other persons for any account in which the employee has beneficial ownership.

                  For purposes of NISA's Code of Ethics, the following are included within the meaning of an employee with beneficial ownership: accounts involving (a) the employee's spouse or minor children, (b) any relative of an employee (or employee's spouse) living in the employee's household or (c) any other person if the employee obtains benefits from the accounts of such person substantially equivalent to those of ownership.

            IV.   DISCLOSURE OF CONFLICTS

                  The employee, before making investment recommendations, or taking investment actions, shall disclose to NISA any material conflict of interest relating to him and any material beneficial ownership of the securities or other investments involved that could reasonably be expected to impair his ability to render unbiased and objective advice.

                  The employee shall disclose to NISA all matters that could reasonably be expected to interfere with his duty to NISA, or with his ability to render unbiased and objective advice prior to taking any action.

                  The employee shall also comply with all requirements as to disclosure of conflicts of interest imposed by law and by rules and regulations of organizations governing his activities and shall comply with any prohibitions on his activities if a conflict of interest exists.

                  For more information, see NISA's Code of Ethics, Section F, Conflicts of Interest.

V.    COMPENSATION

            A.    DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS

                  The employee shall inform NISA of compensation or other benefit arrangements in connection with his services to NISA which are in addition to compensation from NISA for such services.

            B.    DISCLOSURE OF REFERRAL FEES

                  The employee shall make appropriate disclosure to a prospective client or customer of any consideration paid or other benefit delivered to others for recommending his services to that prospective client or customer.

            C.    DUTY TO NISA

                  The employee shall not undertake independent practice which could result in compensation or other benefit in competition with NISA unless he has received written consent from both NISA and the person for whom he undertakes independent employment.

Section II.                        Code of Ethics
                        A. Standards of Professional Conduct              Page 4

                  For more information, see NISA's Gift Policy, Section E. and Outside Activities Policy, Section G. of this Code of Ethics.

VI.   RELATIONSHIPS WITH OTHERS

            A.    PRESERVATION OF CONFIDENTIALITY

                  An employee shall preserve the confidentiality of information communicated by the client concerning matters within the scope of the confidential relationship, unless the employee receives information concerning illegal activities on the part of the client or unless disclosure is required by law or the client provides permission allowing disclosure of the information. Any such disclosure shall be cleared first with the Legal Officer or the President. Confidential information includes the client's identity, the client's financial circumstances, the client's securities holdings and advice furnished to the client by NISA.

                  For more information, see NISA's Non-Disclosure Policy, Section H. of this Code of Ethics.

            B.    MAINTENANCE OF INDEPENDENCE AND OBJECTIVITY

                  The employee must use reasonable care and judgment to achieve and maintain independence and objectivity in his professional activities. The employee must not offer, solicit, or accept any gift, benefit, compensation, or consideration that could be reasonably expected to compromise the employee's or NISA's independence and objectivity.

                  For more information see NISA's Gift Policy, Section E. of this Code of Ethics.

            C.    FIDUCIARY DUTIES

                  The employee, in relationships with clients, shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom it is owed.

VII.  PROFESSIONAL MISCONDUCT

                  The employee shall not (1) commit a criminal act that upon conviction materially reflects adversely on his honesty, trustworthiness or fitness as an employee in other respects, or (2) engage in conduct involving dishonesty, fraud, deceit or misrepresentation.

                  The employee shall promptly inform the Legal Officer or a Compliance Officer of any conduct in violation of this section, or of any arrest, charge, or conviction related to allegations, which, if true, would violate this section.

VIII. MAINTENANCE OF CODE OF ETHICS

                  These standards will be reviewed each year. They will be distributed annually to all employees.

Section II.                        Code of Ethics
                        A. Standards of Professional Conduct              Page 5

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                        NISA INVESTMENT ADVISORS, L.L.C.
                                 CODE OF ETHICS*
                    INSIDER TRADING DETECTION AND PREVENTION

I.    Policy on Insider Trading

            A.    Introduction

                  NISA seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our advisory clients is something we value and endeavor to protect. To further that goal, this Policy implements procedures to deter improper trading activities resulting from the use of material, nonpublic information in securities transactions.

                  Trading securities whether for your portfolio or for NISA's clients, while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of $1,000,000 or more and/or ten or more years of imprisonment. Moreover, the Securities and Exchange Commission can recover the profits gained or losses avoided through improper trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring you from the securities industry. You may be sued by investors seeking to recover damages for insider trading violations. Regardless of whether a government inquiry or private lawsuit occurs, NISA views seriously any violation of this Policy.

            B.    Scope of the Policy

                  This Policy is drafted broadly; it will be applied and interpreted in a similar manner. This Policy applies to securities trading and information handling by NISA employees (including accounts involving (a) the employee's spouse or minor children, (b) any relative of an employee (or the employee's spouse) living in the same household, or (c) any other person if the employee obtains benefits from such account substantially equivalent to those of ownership).

                  The law of insider trading is unsettled. An individual may legitimately be uncertain about the application of the Policy in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy to the Legal Officer or Chief Compliance Officer. You also must notify the Legal Officer or Chief Compliance Officer, as soon as possible if you have any reason to believe that a violation of the Policy has occurred or is about to occur.

            C.    Policy on Insider Trading

                  No person to whom this Policy applies, including you, may TRADE, either personally or on behalf of others (including accounts managed by NISA), while in possession of material, nonpublic information; nor may NISA personnel COMMUNICATE material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy.

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* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention         Page 6

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            1. What is Material Information?

            Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information that would likely affect the price of a company's securities if disclosed. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Legal Officer or Chief Compliance Officer.

            Material information also may relate to the MARKET for a company's securities. Information about NISA's trading, as well as information about a significant order to purchase or sell securities may be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL's Heard on the Street column.

            2. What is Nonpublic Information?

            Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, Bloomberg, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

            3. Contacts with Public Companies

            Contacts with public companies may represent an important part of our research efforts. NISA may make investment decisions on the basis of our conclusions formed through such contacts and analysis of publicly-available information. Moreover, in the course of providing certain investment advisory services to public companies, NISA employees may become aware of material, nonpublic information. Difficult legal issues arise, however, when, in the course of these contacts, a NISA employee or other person subject to this Policy becomes aware of material, nonpublic information. This could happen, for example, (i) if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, (ii) if an investor relations representative makes a selective disclosure of adverse news to a handful of investors, or (iii) if NISA's public company client, or potential client, discloses news or strategies related to the company to NISA employees and such information has not been disclosed publicly. In such situations, NISA must make a judgment as to its further conduct. To protect yourself, our clients and NISA, you should contact the Legal Officer or Chief Compliance Officer as soon as possible if you believe that you may have received material, nonpublic information. NISA has set-up "information barriers" to prevent employees on NISA's trading desks from learning potentially material nonpublic information. See Section II.C., below.

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention         Page 7

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            4. Tender Offers

            Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. NISA employees and others subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

            5. Identifying Inside Information

            Before executing any trade for yourself or others, including any accounts managed by NISA, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the steps outlined in the procedures section, below.

YOU SHOULD CONSULT ONLY WITH THE LEGAL OFFICER OR CHIEF COMPLIANCE OFFICER BEFORE TAKING ANY ACTION. THIS DEGREE OF CAUTION WILL PROTECT YOU, OUR CLIENTS AND NISA.

      II. Procedures to Implement the Policy on Insider Trading

          The following procedures have been established to aid NISA employees in avoiding insider trading, and to aid NISA in preventing, detecting and imposing sanctions against insider trading. Every NISA employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Legal Officer or the Chief Compliance Officer.

          A. Personal Securities Trading

            All employees are subject to NISA's Personal Securities Transactions Policy set out in Section C of this Code of Ethics.

          B. Access to Material Nonpublic Information

            If you think that you might have access to material nonpublic information, you should take the following steps:

                        i. Report the information and proposed trade as soon as possible to the Legal Officer or Chief Compliance Officer.

                        ii. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by NISA.

                        iii. Do not communicate the information inside or outside NISA, other than to the Legal Officer or Chief Compliance Officer.

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention         Page 8

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                        iv.   After the Legal Officer or Chief Compliance
                              Officer has reviewed the issue, NISA will determine whether the information is material and nonpublic and, if so, what action NISA should take.

          C. Restrictions on Disclosures

            NISA employees shall not disclose any nonpublic information (whether it is material or not) relating to NISA or its securities transactions to any person outside of NISA (unless such disclosure has been authorized by the Legal Officer or the Chief Compliance Officer).

            Potentially material, nonpublic information learned as a result of our research efforts or through an inadvertent disclosure by a client or a potential client may not be communicated to anyone, including persons within NISA, except as provided in Section I above.

            Certain types of investment management assignments increase the likelihood that the information disclosed by the public company prior to or in the course of the engagement may constitute material nonpublic information (such engagements and prospective engagements are termed "restricted engagements"). The following procedures shall be followed in connection with each prospective or new client, or a change or additional strategy of an existing client:

                  1. In connection with each prospective or new engagement for a public company, the Client Services Group shall determine whether (i) the engagement is of a type in which NISA is likely to receive potentially material nonpublic information, and (ii) the public company has outstanding securities of a type that NISA could reasonably anticipate buying or selling for NISA clients.

                               a. If neither of the above is true, then the account may be set up without any additional restrictions.

                               b. If (i) is true but (ii) is false, then the account may be set up without any additional restrictions. Employees should continue to be aware of insider trading issues in connection with their personal securities trading in connection with such clients.

                               c.  If both of the above is true, then the
                                   individual in the Client Services Group
                                   responsible for the coordination of the
                                   account shall notify the Legal/Compliance
                                   Group of the prospective or new engagement as soon as possible. If the Legal/Compliance Group, after consultation with the President, determines that the engagement should be a "restricted engagement," then the Legal/Compliance Group shall implement measures to secure information that may be material nonpublic information. These procedures shall include restricting (i) access to physical files containing potentially material, nonpublic information,
                                   (ii) access to computer files containing such information, and (iii) communications about the potentially

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention         Page 9
                                   material nonpublic information among
                                   employees with access to such information and those without access to such information. The Legal/Compliance Group shall notify all employees involved in a "restricted engagement" that such engagement is restricted. NISA's employees should be aware that conversations containing potentially material nonpublic information, if appropriate at all, should be conducted in private (for example, not in the general vicinity of the trading desks and not by cellular telephone, to avoid potential interception).

            Periodically, the Legal/Compliance Group shall review the "restricted engagements" list to determine if any engagement or prospective engagement may no longer need to be a "restricted engagement." For example, if the nonpublic information that NISA may have received has become public, then the engagement may no longer be deemed restricted.

         D. No Trade or Restricted Trade Orders

            NISA reserves the right at any time to name one or more securities with respect to which no trading (or only limited trading) will be allowed. If NISA issues such a no-trade or restricted trade order, the existence of such order and the security(ies) subject to such order are to be kept strictly confidential. These restrictions may be applied to trading for NISA's clients as well as personal securities transactions. These restrictions shall be communicated by the Legal/Compliance Group to the appropriate employees.

III.  SUPERVISORY PROCEDURES

      NISA has assigned the Legal/Compliance Group the primary responsibility for the implementation and maintenance of NISA's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications -- prevention of insider trading and detection of insider trading.

         A. PREVENTION OF INSIDER TRADING

            To prevent insider trading, the Legal/Compliance Group shall:

                               1. undertake such educational activities as it deems necessary to familiarize employees with NISA's policy and procedures;

                               2. answer questions regarding NISA's policy and procedures;

                               3. require employees to certify annually that they have read and understand NISA's policy on insider trading;

                               4.  resolve issues of whether information
                                   received by an employee of NISA is material and nonpublic and determine what action, if any, should be taken;

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention        Page 10

                               5.  determine whether a prospective or new
                                   engagement should be a "restricted
                                   engagement";

                               6. implement measures to secure information related to "restricted engagements";

                               7.  review on a regular basis and update as
                                   necessary NISA's policy and procedures and list of "restricted engagements"; and

                               8.  when it has been determined that a NISA
                                   employee has material, nonpublic information:

                                   i. implement measures to prevent
                                   dissemination of such information, and

                                   ii. if necessary, restrict employees from trading relevant securities.

          B. DETECTION OF INSIDER TRADING

            To detect insider trading, the Legal/Compliance Group shall:

            1. review the quarterly trading activity reports filed by each employee;

            2.    review the trading activity of the accounts managed by NISA;

            3.    review trading activity of NISA's own account, if any;

            4. promptly investigate all reports of any possible violations of NISA's Policy and Procedures to Detect and Prevent Insider Trading; and

            5. coordinate the review of such reports with other appropriate NISA employees.

          C. SPECIAL REPORTS TO MANAGEMENT

            Promptly upon learning of a potential violation of NISA's Policy and Procedures to Detect and Prevent Insider Trading, the Legal/Compliance Group should prepare a written report to the President providing full details, which may include: (1) the name of particular securities involved, if any; (2) the date(s) the Legal/Compliance Group learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

          D. GENERAL REPORTS TO THE PRESIDENT

            On an as-needed or periodic basis, NISA may find it useful for the Legal/Compliance Group to prepare a written report to the President setting forth some or all of the following:

            1. a summary of existing procedures to detect and prevent insider trading;

            2.    a summary of changes in procedures made in the last year;

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention        Page 11

            3. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

            4. an evaluation of the current procedures and a description of anticipated changes in procedures; and

            5. a description of NISA's continuing education program regarding insider trading, including the dates of such programs since the last report to management.

Section II.                         Code of Ethics
                      B. Insider Trading Detection and Prevention        Page 12

                        NISA INVESTMENT ADVISORS, L.L.C.
                                 CODE OF ETHICS*
                        PERSONAL SECURITIES TRANSACTIONS

I.    OVERVIEW

      As part of NISA Investment Advisors, L.L.C. 's, Code of Ethics, a policy has been developed governing employees' securities transactions. The policy covers (i) an employee's trading of securities for accounts other than those of NISA's clients, and (ii) trading by other persons for any account in which the employee has a beneficial ownership. For purposes of this policy, the following are included within the meaning of accounts in which an employee has beneficial ownership: accounts involving (a) the employee's spouse or minor children, (b) any relative of an employee (or employee's spouse) living in the employee's household, or (c) any other person if the employee obtains benefits from the accounts of such person substantially equivalent to those of ownership. For the purpose of this policy only, the following definition of security notwithstanding, transactions in portfolios managed by an independent third party fiduciary, shares of open-end investment companies (mutual and money market funds) not managed or subadvised by NISA, securities representing direct U.S. Government obligations other than Treasury Inflation Protection Securities, variable insurance products, and certain high quality short-term investments (e.g., commercial paper, bankers' acceptances, and certificates of deposit) are not considered personal securities transactions (except for the prohibitions stated in section
      III.4. below with respect to the "60-day rule"). For purposes of clarification, transactions in Treasury Inflation Protection Securities are considered personal securities transactions under this policy.

      Because the personal securities transactions of an employee may conflict with his or her duty to our clients, the personal securities transactions of all employees will be closely monitored and regularly reviewed by the Legal/Compliance Group to determine whether further restrictions on personal securities transactions are necessary. The Legal/Compliance Group will consider, among other things, whether an employee's specific personal securities transactions conflict with recommendations or transactions in our client accounts and whether the total volume of any particular employee's personal securities transactions is such that it could be interfering with his or her ability to perform his or her normal job functions.

      Certain high-risk trading activities, if used in the management of the personal trading portfolios of NISA employees, pose additional risks not only because of the nature of the securities transactions themselves, but also because of the potential that the action necessary to close out the transactions may become prohibited during the term of the transactions. An example of such activities includes trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. NISA employees should understand that in addition to involving special risks, the fulfillment of the obligations owed by each employee to NISA and NISA's clients may heighten those risks. For example, if NISA becomes aware of material, nonpublic information about the issuer of the underlying securities, NISA employees may find themselves "frozen" in a position

----------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                          Code of Ethics
                           C. Personal Securities Transactions           Page 13
      in a derivative security. NISA will not bear any losses resulting in personal accounts through the implementation of this policy.

      THE PURCHASE OF SHARES OF ENERGIZER SECURITIES OR THE AMERICAN AADVANTAGE TREASURY INFLATION PROTECTED SECURITIES FUND IS PROHIBITED.

II.   DEFINITION OF SECURITY

      For purposes of this policy, the term "security" means any interest or instrument commonly known as a security, whether debt or equity, including stock, bond, note, and debenture, including but not limited to, commodity transactions.

III.  PERSONAL TRADING POLICY

            1. Preclearance of a personal security transaction (buy or sell) by the appropriate Director or his/her designee and the Legal Officer or Chief Compliance Officer is required prior to execution.

            2. Purchase of Private Placements and Initial Public Offerings of equity or equity-related securities is prohibited if any member of the syndicate group is a firm with whom NISA currently does business or with whom NISA anticipates doing business. Preclearance of a purchase of Private Placements and Initial Public Offerings must include preclearance by the Chief Compliance Officer or the Legal Officer to ascertain that no member of the syndicate group is a firm with whom NISA currently does business or with whom NISA anticipates doing business.

            3. Employees may not purchase or sell a security within one trade day of an actual or potential buy or sale of the same security by NISA.

            4. In order to encourage long term investing, NISA has adopted the "60-day rule" which prohibits employees from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. This rule applies to all financial instruments including open-end mutual funds (except money market funds). Any profits realized on such short-term trades will be required to be disgorged and will be donated to a charitable organization chosen by the Chief Compliance Officer & President.

            5.    The following are prohibited:

                    i. Margin trading, or strategies that could result in the account being margined;

                    ii. short sales, including selling uncovered calls;

                    iii. limit orders other than a "same-day" limit order; and

                    iv. holding more than one (1) percent of the outstanding
                        securities of any one company.

            6. The Legal/Compliance Group will closely monitor and regularly review trading activity to determine whether, after consultation with the President, further limits should be placed on employee trading.

Section II.                          Code of Ethics
                           C. Personal Securities Transactions           Page 14

IV.   PRECLEARANCE PROCESS

            1. Employees will complete the Personal Securities Transaction Approval Request Form (the "PST Approval Form"), available on the NISAnet, for each transaction requiring preclearance.

            2. Employees will obtain written confirmation on the PST Approval Form from a Senior Investment Officer on the Fixed Income Desk (for bond trades), the Director of Equity Portfolio Trading (for equity trades), or their designated representatives, stating by their execution of the PST Approval Form that NISA does not have an order pending, does not anticipate an order on the current day or next day and has not executed an order in the particular security on the current day or on the prior trading day. The appropriate party should sign the PST Approval Form.

            3. Once the appropriate Director, Senior Investment Officer or their designee, has verified that a proposed personal trade would not violate NISA's policy, the employee will present the form to the Legal Officer or Chief Compliance Officer for preclearance approval, such approval to be evidenced by the Legal Officer's or Chief Compliance Officer's signature on the PST Approval Form. Once precleared, the trade can be executed. Precleared trades must be executed on the day approved. If a precleared trade is not executed on the day approved, the approval expires and the approval process described above must be repeated.

            4. Once a precleared trade is executed, the employee must enter the trade into NISA's trade monitoring system within seven days and submit a fully completed PST Approval Form to the Legal/Compliance Group.

            5. Employees will maintain accounts and execute transactions only with brokerage firms which do not do business with NISA, unless advance written approval is obtained from the Legal Officer, Chief Compliance Officer or the President.

V.    REPORTING

      The requirements listed below apply to all brokerage accounts to which this policy applies.

            1. Within seven days of employment, of opening a new brokerage account, or of being granted trading authority in an account, all employees are required to report each brokerage account subject to this policy to the Legal/Compliance Group and to input all securities, trade and account information into NISA's trade monitoring system. The Legal/Compliance Group will direct the broker to mail duplicate account statements to NISA. Employees are required to disclose each brokerage account's name, account holder, name and number of shares held in each account, trading authority and account number to the Legal/Compliance Group within seven days of either opening a

Section II.                          Code of Ethics
                           C. Personal Securities Transactions           Page 15
                  new brokerage account or being granted trading authority in an account, as well as annually. The information contained in the report must be current and cannot be older than 45 days at the time the report is submitted.

            2. All employees are required to submit a report listing all securities transactions for the quarter within seven days of a quarter's end. The report must include: i) the name of the security and the ticker (for equity) or the cusip (for debt),
                  ii) the number of shares included in the transaction, iii) the date of the transaction, iv) the nature of the transaction (i.e., purchase, sale or other acquisition or disposition), v) the price, vi) the name of the broker, dealer or bank with whom the transaction was effected, and vii) the date the report is submitted. The report must include all acquisitions and dispositions including, but not limited to: programs that automatically reinvest dividends, charitable contributions, acquisition or disposition through gift or inheritance or through the exercise of warrants. The acquisition of securities through merger, acquisition or spin-offs, programs that automatically reinvest dividends, gift, inheritance or the exercise of warrants does not have to be pre-approved, but must be reported. Similarly, the disposition of securities through charitable contributions or gifts need not be pre-approved, but must be reported. The Legal/Compliance Group shall be responsible for determining whether all securities transactions reports were received in a timely manner.

            3. All employees are required to attest that they have complied with the 60-day rule each quarter with respect to all financial instruments except money market funds.

            4. The Legal/Compliance Group will regularly review all relevant documents for compliance to NISA's personal investment policy.

      It is not possible that this document will cover all situations that may occur with regard to personal security transactions. We rely on our employees operating with the clients' and NISA's best interests in mind. Any questions on the application of this policy to a particular situation should be directed to the Legal/Compliance Group. This policy will be reviewed each year by the Legal/Compliance Group and the President, and will be distributed annually to all employees.

Section II.                          Code of Ethics
                           C. Personal Securities Transactions           Page 16

                        NISA INVESTMENT ADVISORS, L.L.C.
                                 CODE OF ETHICS*
                             POLITICAL CONTRIBUTIONS

I.    PAY TO PLAY POLICY

      NISA is committed to maintaining the integrity of its fiduciary duty to its government and public fund clients. In order to prevent the practice of making contributions to government officials, candidates, or trustees of public funds in order to influence the awarding/retention of advisory contracts (known as "pay-to-play"), employees are prohibited from making certain political contributions.

            Employees are prohibited from making any political contribution to any incumbent or candidate for Missouri State office (statewide elected official or member of the general assembly) either directly or indirectly through any third party person or entity, including Missouri state political parties.

      Subject to the above, employees are prohibited from making contributions to any state or local officer or candidate for state or local office for whom the employee cannot vote.

      Except as expressly prohibited above, employees are permitted to make limited contributions to state or local officials or candidates for state or local office for whom the employee can vote. These contributions cannot exceed an aggregate $250 per candidate annually. This aggregate includes contributions made by the employee's immediate family. For the purpose of this policy, immediate family shall mean spouse and dependents only.

      Employees must disclose annually any contributions in the Annual Employee Questionnaire.

                        NISA INVESTMENT ADVISORS, L.L.C.

----------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                        Code of Ethics
                            D. Political Contributions                   Page 17

                                CODE OF ETHICS*
                                      GIFTS

The giving or receiving of gifts and other items discussed below, to or from persons doing business or seeking to do business with NISA could call into question the independence of our judgment as fiduciaries of our clients. The mere perception of impropriety may damage NISA's client relationships and business reputation. In order avoid compromising or potentially compromising situations, and to reinforce the perception to clients and vendors that all of our business transactions take place on a professional and ethical level, NISA has instituted this policy governing gifts. You may not accept or confer business-related gifts, favors, entertainment, special accommodations, or other things of material value, directly or indirectly, that could place you or NISA in a compromising position, including potentially influencing your decision-making. Accepting and conferring gifts can be a questionable practice and something to which each employee must be acutely sensitive. To this end, NISA has adopted the following guidelines with which all employees must comply:

A.    GIFTS FROM VENDORS THAT COMPETE FOR NISA'S BUSINESS (E.G., BROKER/DEALERS)

      Gifts offered under any circumstances that indicate that the primary purpose of the gift is to influence you in the performance of your job cannot be accepted. Gifts that are a show of gratitude for past business may be acceptable, provided they meet one of the following conditions: a) have a nominal value of not more than $50; or b) be consumable gifts (food, drinks, etc.) that must be shared with the entire office. In addition, cash or cash equivalents (i.e., gift certificates) in any amount cannot be accepted. Gifts that are in the form of customary entertainment (i.e., sports events, meals out, etc.) may be accepted provided that the nominal value of the entertainment (meal or event) is no more than $100 (per employee) and the person or entity providing the entertainment is present. Employees are expressly prohibited from soliciting for themselves or NISA gifts or anything of value from any source.

B.    GIFTS FROM OTHER SOURCES.

      In general, employees may accept gifts from clients and other business associates; however, any business-related gift should be evaluated by the recipient for appropriateness, considering the nature of the gift (e.g., cash and cash equivalents are NOT appropriate) and the relationship of the gift giver. Employees are encouraged to share consumable gifts with co-workers.

C.    GIFTS TO CLIENTS, CUSTOMERS OR PROSPECTIVE CLIENTS.

      In general, employees may not provide any business-related gift to a client, customer or prospective client if the purpose of the gift is to influence the recipient in the performance of his/her job, including influencing the awarding/retention of advisory contracts. No employee may provide any extraordinary or extravagant gift to a client, customer or prospective client. You

----------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                       Code of Ethics
                                     E. Gifts                            Page 18
      may provide reasonable entertainment to a client, customer or prospective client. Certain laws or rules in various jurisdictions may prohibit or limit gifts conferred to public officials; employees must consult with the Legal Officer or the Chief Compliance Officer prior to bestowing any gift to any public official.

D.    PROHIBITION ON SOLICITATION

      Employees are expressly prohibited from soliciting for themselves or NISA gifts or anything of value from any source. Gifts received or conferred that are in violation of this policy must promptly be reported to the Legal Officer or Chief Compliance Officer, who will decide on an appropriate course of action.

    This policy is intended to provide guidance, and cannot anticipate every possible gift, gift source, gift recipient or other potentially compromising situation. Employees must use their own discretion to determine whether a gift(s) violates the stated policy (e.g., numerous gifts over the course of a year would be inappropriate). Questions concerning this policy should be addressed to the Legal Officer or Chief Compliance Officer.

Section II.                       Code of Ethics
                                     E. Gifts                            Page 19

                        NISA INVESTMENT ADVISORS, L.L.C.
                                CODE OF ETHICS*
                              CONFLICTS OF INTEREST

As a fiduciary, NISA has an affirmative duty of care, loyalty, honesty and good faith, and must act in the best interests of its clients. Each employee must act for the benefit of NISA's clients and may not participate in any activities that may conflict with the interests of the clients. In addition, each employee must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of NISA's clients. Contact the President, the Legal Officer or the Chief Compliance Officer for more information or questions about conflicts of interest.

The interests of the clients shall always be placed first. An employee shall not cause a client to take action, or not to take action, for his or her personal benefit rather than the benefit of the client. In addition, an employee shall not favor one client over another client based upon account size or fee arrangement (i.e. account compensated by performance fee over account not so compensated).

An actual or potential conflict of interest occurs when an employee is in a position to influence a decision that may result in a personal benefit for that employee, a relative, or any other person if the employee enjoys those benefits as a result of NISA's business dealings. For the purposes of this policy, a relative is any person who is related by blood or marriage, or whose relationship with the employee is similar to that of persons who are related by blood or marriage.

Personal benefit may result in cases where an employee, a relative, or any other person (if the employee enjoys those benefits) has a significant ownership in a firm with which NISA does business and/or when an employee, a relative receives any kickback, bribe, substantial gift, or special consideration as a result of any transaction or business dealings involving NISA.

An employee shall not engage in any transactions with outside firms that could result in unusual gains for those firms. Unusual gain refers to bribes, product bonuses, special fringe benefits, unusual price breaks, and other windfalls designed to ultimately benefit either the employer, the employee, or both. Promotional plans that could be interpreted to involve unusual gains to outside firms require approval by the President.

No "presumption of guilt" is created by the mere existence of a relationship with outside firms. However, if an employee has any influence on transactions involving purchases, contracts, or leases, it is imperative that he or she disclose to the President, the Chief Compliance Officer, or the Legal Officer as soon as possible the existence of any actual or potential conflict of interest so that safeguards can be established to protect all parties.

                        NISA INVESTMENT ADVISORS, L.L.C.

----------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                        Code of Ethics
                              F. Conflicts of Interest                   Page 20

                                 CODE OF ETHICS*
                               OUTSIDE ACTIVITIES

      Employees may perform outside activities as long as they meet the performance standards of their jobs with NISA. All employees will be judged by the same performance standards as their peers and will be subject to NISA's scheduling demands, regardless of any existing outside activities.

      NISA's fiduciary duty to its clients dictates that we devote our professional attention to their interests, above our own or those of other organizations. Accordingly, the following restrictions apply:

EMPLOYMENT ACTIVITIES:

         - No employee shall serve on a board of directors of a public company; exceptions will be made only when it would be in the best interest of NISA and its clients;

         - No employee shall serve on a creditors committee; exceptions will be made only when it would be in the best interest of NISA and its clients;

         - An employee may serve on a board of directors of a private entity or otherwise participate in such entity, provided the employee will promptly resign if the entity goes public during such time;

         - An employee shall obtain prior approval in writing from his/her two most immediate supervisors before conducting any outside employment activities. In determining whether to grant such approval, the supervisor shall consider, among other things, whether such activity constitutes or may be perceived to constitute a conflict of interest.

         - Any change in outside employment activities, including a change in status or responsibilities, must also be approved in advance by the employee's two most immediate supervisors.

OTHER ACTIVITIES:

         - An employee may engage in other outside activities provided that such activities do not present a conflict of interest and will not harm NISA's reputation.

         - Any outside activity that constitutes or may be perceived to constitute a conflict of interest is prohibited.

      If NISA determines that an employee's outside activities interfere with performance or the ability to meet the requirements of NISA as they may be modified from time to time, the employee may be asked to terminate the outside activities if he or she wishes to remain with NISA.

      Employees may not receive any income or material gain from individuals outside NISA for materials produced or services rendered while performing their jobs at NISA or while using NISA resources.

----------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                         Code of Ethics
                                G. Outside Activities                    Page 21

                        NISA INVESTMENT ADVISORS, L.L.C.
                                 CODE OF ETHICS*
                                 NON-DISCLOSURE

      The protection of confidential information and trade secrets is vital to the interests and the success of NISA. It is NISA's policy to keep all client information strictly confidential and not to disclose any such information to third parties. Such confidential information includes, but is not limited to, the following:

            -     Client names and client lists (including former clients)

            -     Client preferences and investment intentions

            - Clients' confidential information, including any financial information about the client

            -     NISA's financial information

            -     Investment intentions, activities or strategies

            -     Marketing strategies

            -     Portfolio holdings

            -     New product research

            -     Pending projects and proposals

            -     Proprietary trading or portfolio management strategies

            -     Research and development strategies

            -     Technological data

            -     Technological prototypes

      An employee shall not reveal any confidential information except to employees at NISA who need to know that information in order to carry out their duties to clients. NISA will not disclose information about any client to third parties except as necessary to establish and manage the client's account(s), as requested by the client or as required by applicable law or court order.

      All employees are required to sign a non-disclosure agreement as a condition of employment. Any employee who improperly uses or discloses trade secrets or confidential information will be subject to the penalties discussed in the Introduction to the Compliance Procedures Manual, even if he or she does not actually benefit from the disclosed information.

                        NISA INVESTMENT ADVISORS, L.L.C.

--------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                 Code of Ethics
                          H. Non-Disclosure                              Page 22

                                CODE OF ETHICS*
                                COMPUTER NETWORK

      The computer network and files are the backbone of NISA's operations. The term network used herein refers to NISA servers, NISA-owned personal computers, and any other hardware used for electronic storage or transmission of data. To maintain orderly operations and reduce threats to the network environment, all employees must follow the rules listed below. HOWEVER, BECAUSE IT IS NOT POSSIBLE TO LIST ALL FORMS OF BEHAVIOR THAT ARE CONSIDERED UNACCEPTABLE AND/OR THAT MAY POSE A THREAT TO OUR NETWORK, ALL EMPLOYEES ARE EXPECTED TO USE NISA'S COMPUTER EQUIPMENT AND NETWORK RESOURCES IN A REASONABLE AND RESPONSIBLE MANNER. NISA has the right to monitor all aspects of network use, including personal computers attached to the network, to determine if a user is acting in violation of any policy set forth in this document. If you are not sure about the consequences of anything you are doing, ask the System Administrator.

      NEW NETWORK USERS AND NISA GUESTS WILL ONLY BE ALLOWED TO ACCESS THE NETWORK AFTER READING AND ACKNOWLEDGING THIS POLICY.

GENERAL NETWORK USER'S POLICY

   - SHARING ID'S. Network users must not share their ID's and passwords. You are solely responsible for any action that occurs under your ID.

   - UNAUTHORIZED ACCESS. Network users are prohibited from deleting, examining, or modifying data belonging to other users without consent. In addition, attempts to decrypt other users' passwords or securing a higher level of network privilege are not allowed.

   - COPYING FILES. Most system-level files are part of copyrighted or licensed software. Therefore, copying of system files is not allowed.

   - USE OF RESOURCES. The use of network resources for commercial purposes and/or for storage or backup of personal files from home or elsewhere is not allowed.

   - PASSWORD PROTECTION. No file should be password protected. Please contact the Systems Administrator or your supervisor if you want to assign special rights to your files and/or directories.

   -  PERSONAL FILES. All personal files should be located in one directory:
      C:\PERSONAL. NISA is not responsible for backup or recovery of those files. NISA retains the right to inspect all files, including personal files.

   - REPORTING RESPONSIBILITY. Knowledge of any violations by another user must be reported to the Systems Administrator and the Legal/Compliance Group promptly.

   - LIMITED ACCESS. Employees are prohibited from using the NISA network or any NISA-owned software, hardware or login to access any written or visual materials that could be considered violent, intimidating, hostile, abusive, offensive, or inappropriate to the workplace. Employees should practice discretion in using the Internet for personal reasons.

   - UNATTENDED WORKSTATIONS. NISA users must log out of the network or otherwise secure their workstations when they leave their desks for short periods of time (generally, 10 minutes or longer). This can be accomplished by either locking your workstation or password protecting your screen saver.

LOGOUT POLICY

--------
* NISA's Code of Ethics applies to all employees, temporary workers and consultants working for NISA.

Section II.                 Code of Ethics                               Page 23
                          I. Computer Network

      Employees must log out of the network before leaving the office each night. The System Administrator shall maintain a log of users who do not log out of the network each night and send an e-mail to such persons informing them that they must log out each evening, copying the Chief Compliance Officer and such person's supervisor.

INTERNET POLICY

      NISA computer users are responsible for adhering to local, state, and international laws when using the Internet, and for using it in a manner that is ethical, legal, and not to the detriment of others. In general, this means the following:

      - The use of the NISA computer network to gain unauthorized access to remote systems is not allowed.

      -  Forgery of e-mail is prohibited.

      -  Sending junk e-mail or chain letters is prohibited.

      - Policies of other organizations accessed remotely via NISA's network must be adhered to.

E-MAIL POLICY

      All external and internal e-mails sent from, and received at, any NISA-owned domain (e.g., nisanet.com) or from e-mail accounts maintained by Bloomberg or other providers from whom NISA contracts services are the exclusive property of NISA. In order to comply with regulatory requirements, it is NISA's policy to retain all e-mails. Employees have no privacy, or any expectation of privacy, with respect to the content of any e-mails and employees should expect that all e-mails will be reviewed by NISA, its auditors, regulators and other parties. Additionally, use of NISA's e-mail system is subject to the restrictions identified in the Network Users Policy above.

ANTI-VIRUS NETWORK POLICY

      This policy has been developed to protect our network from viruses, in order to help us work efficiently while reducing the risk of data loss due to dangerous virus infections. The introduction of computer viruses to the network, either intentionally or unintentionally, is a serious offense. The System Administrator will notify your two most immediate supervisors if an infection is traced to your files. The following rules are designed to reduce the risk of viral infection of NISA's network:

   - INSTALLING SOFTWARE. Network users are prohibited from installing any software on the network (no screen savers, games, demos, etc.) regardless of whether the software is used for personal or business purposes. The only persons who may install the software on the network are Systems personnel who will scan for viruses and record new software in the systems log.

   - DOWNLOADING INFORMATION. Information received from clients, banks, etc. on CDs or floppy disks must be scanned for viruses before downloading. Systems personnel can scan those disks and download the information for you. Files obtained over the internet should not be downloaded directly to the network. Save files to C:\DOWNLOAD\ and use the InnocuLAN Local Scanner to make sure the files are not infected.

   - ENCODED AND COMPRESSED FILES. Since both encoding and compression can conceal viruses, all encoded (MIME, UU, etc.) or compressed (ZIP, ARC, etc.) files should be scanned twice: Once after they are downloaded to the local drive (for example,

Section II.                 Code of Ethics                               Page 24
                          I. Computer Network

      C:\DOWNLOAD\), and the second time after they are decoded/decompressed to the local C:\ drive.

   - PERSONAL E-MAIL ACCOUNTS. Users are prohibited from downloading attachments from personal e-mail accounts such as AOL, Yahoo, HotMail, etc. to the network or to personal computers attached to the network.

   - TRANSFERRING INFORMATION. Only authorized personnel can transfer files to or from the NISA network. If you need to transfer data via a floppy disk or CD, please ask Systems personnel for assistance.

   - HIGH-RISK EXPOSURE. Individuals who are exposed to higher risk environments (like University computer labs, or home PCs shared with children and spouse) are encouraged to take extra precautions against introducing a virus to the NISA network. Notify Systems personnel prior to any file transfer.

   - VIRUS DETECTION. New viruses are always being created. Therefore, it is possible that a new virus can infect your machine without being detected. It is also possible that once detected, a remover will not be available and that all infected files will have to be deleted. As a result, it is critical that you notify Systems personnel about any unusual activities and any "strange" system messages you may experience.

      IT IS CRITICAL THAT YOU NOTIFY SYSTEMS PERSONNEL IMMEDIATELY WHEN YOUR SYSTEM DETECTS A VIRUS. DO NOT TRY TO REMOVE THE VIRUS YOURSELF.

Section II.                 Code of Ethics
                          I. Computer Network                            Page 25